Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-effective Amendment No. 1 to Registration Statement No. 33-46327 on Form S-8 of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of the Huntington Investment and Tax Savings Plan for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
Columbus, Ohio
June 27, 2007

3